Exhibit 99.1

Novatel Wireless Appoints Brad Weinert President

Brad Weinert and Peter Leparulo to Continue Current Structure

Company Also Announces Two Promotions to Senior Vice President

SAN DIEGO, August 2, 2007 — Novatel Wireless, Inc. (NASDAQ: NVTL) today announced that Brad Weinert has been promoted to the position of President, ending the search for a new CEO. Mr. Weinert’s responsibilities are for the day-to-day management of the Company. Peter Leparulo will continue to serve as Executive Chairman, focusing on longer term strategic planning, growth initiatives, and key partnerships.

“As evidenced by our recent financial performance, Novatel Wireless is hitting on all cylinders,” said Peter Leparulo, Executive Chairman of Novatel Wireless. “Brad has a deep knowledge of the industry and the business as well as a keen understanding of our customers, and this promotion is well deserved. Moving forward, Brad will be focused on achieving the operational performance of the Company and managing day-to-day operations. I will concentrate on Novatel’s longer term corporate strategy, key partnerships and overall strategic direction. These roles have proven highly effective over the last nine months, and we believe they will continue to deliver results for customers, employees and shareholders.”

Prior to his appointment as President, Mr. Weinert was the Chief Operating Officer and acting Chief Executive Officer for Novatel Wireless and has been with the company for more than nine years. He brings more than 25 years of cross-functional experience in operations, business development, and engineering, with experience at several companies. He previously was responsible for product management and business development at Novatel Wireless.

“I look forward focusing on the substantial opportunities in our core business and to drive our operational results and industry leadership,” said Brad Weinert. “I believe my running day to day operations together with Peter’s setting corporate strategy will be a powerful leadership combination to drive the company’s future success.”

Additionally, the Company has promoted Catherine Ratcliffe to the position of Senior Vice President of Business Affairs and General Counsel and Chris Ross

Novatel Wireless Appoints Weinert President	Pg. 2 of 2

to the position of Senior Vice President of Operations. “We are also extremely pleased to announce today Catherine’s and Chris’ promotions,” added Mr. Leparulo. “They have both played key roles in the success of the Company over the past year and we look forward to their future contributions.”

ABOUT NOVATEL WIRELESS

Novatel Wireless, Inc. is revolutionizing wireless communications. The company is a leader in the design and development of innovative wireless broadband access solutions based on 3G WCDMA (HSDPA & UMTS), CDMA and GSM technologies. Novatel Wireless’ MerlinTM PC Cards and ExpressCards, Expedite® Embedded Modules, MobiLink™Communications Software Suite, Ovation™ Fixed Mobile Convergence Products and Conversa™ Software Suite enable high-speed wireless access. The company delivers innovative 3G solutions to operators, distributors and vertical markets worldwide. Headquartered in San Diego, California, Novatel Wireless is listed on NASDAQ: NVTL. For more information please visit www.novatelwireless.com. (NVTLG)

This release may contain forward-looking statements, which are made pursuant to the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995, as amended to date. These forward-looking statements involve risks and uncertainties. A number of important factors could cause actual results to differ materially from those in the forward-looking statements contained herein. These factors include risks relating to technological changes, new product introductions, continued acceptance of Novatel Wireless’ products and dependence on intellectual property rights. These factors, as well as other factors that could cause actual results to differ materially, are discussed in more detail in Novatel Wireless’ filings with the United States.

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(C) 2007 Novatel Wireless. All rights reserved. The Novatel Wireless logo, Merlin, Expedite, MobiLink, Ovation and Conversa are trademarks of Novatel Wireless, Inc. Other product or service names mentioned herein are the trademarks of their respective owners.

Contacts:	Media	Investors
	Michael Kelly	Chris Danne, Mike Bishop
	Nadel Phelan	The Blueshirt Group
	(831) 440-2403	(415) 217-7722
	michael@nadelphelan.com	chris@blueshirtgroup.com
mike@blueshirtgroup.com